Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2006, accompanying the consolidated financial statements included in the Annual Report of Micronetics, Inc. and subsidiaries on Form 10-KSB for the year ended March 31, 2006, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

Boston, Massachusetts

November 22, 2006